UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2023

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Term Loan B Credit Agreement and Prepayment of August Term Loan Agreement

On October 30, 2023, New Fortress Energy Inc. (the “Company”) entered into a credit agreement (the “Term Loan B Agreement”) pursuant to which the lenders funded a term loan to the Company in an aggregate principal amount of $856 million (the "Term Loan B"). The proceeds from the Term Loan B were or will be used (i) to repay the $400 million aggregate principal amount of indebtedness outstanding under the Credit Agreement, dated as of August 3, 2023, among the Company, as borrower, certain subsidiaries of the Company from time to time party thereto as guarantors, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent (the “August Term Loan Agreement"), (ii) for working capital and other general corporate purposes and (iii) to pay fees and expenses incurred in connection with the foregoing. On October 30, 2023, the August Term Loan Agreement was repaid in full and terminated.

The Term Loan B will mature on October 30, 2028 and is payable in full on the maturity date. In the event that the Company’s existing 6.750% Senior Secured Notes due 2025 (the “2025 Notes”) and 6.50% Senior Secured Notes due 2026 (the “2026 Notes”), are not refinanced or repaid at least 60 days prior to their respective maturities, the Term Loan B will become due and payable on such date. Quarterly principal payments of approximately $2.1 million begin to be due starting March 2024.

The obligations under the Term Loan B Agreement are guaranteed, jointly and severally, on a senior secured basis by each domestic subsidiary that is a guarantor under the 2025 Notes, 2026 Notes, the Company’s $866,666,666 senior secured revolving credit facility (the "Revolving Facility"), and the Company’s letter of credit facility (the “Letter of Credit Facility”) and will be guaranteed, jointly and severally, on a senior secured basis by each foreign guarantor that is a guarantor under the 2025 Notes, 2026 Notes, Revolving Facility and Letter of Credit Facility on a post-closing basis. The Term Loan B is and will be secured by substantially the same collateral as the first lien obligations under the 2025 Notes, 2026 Notes, Revolving Facility and Letter of Credit Facility. Additionally, the Term Loan B is and will be guaranteed by the entities and secured by the assets comprising the Company's first Fast LNG project in Altamira, Mexico, on the same post-closing basis as the foreign guarantors as described above. An equal priority intercreditor agreement governs the treatment of the collateral.

The Term Loan B bears interest at a per annum rate equal to Term SOFR (as defined in the Term Loan B Agreement) plus 5.00% or at a base rate plus 4.00%. The Company may prepay the Term Loan B at its option subject to pre-payment premiums (2.00% of the amount prepaid at any time prior to October 30, 2024, and 1.00% of the amount prepaid at any time from and after October 30, 2024, and prior to October 30, 2025) and customary break funding costs. The Company is required to prepay the Term Loan B with the net proceeds of certain asset sales, condemnations, and debt and convertible securities issuances, in each case subject to certain exceptions and thresholds. Additionally, commencing with the fiscal year ending December 31, 2024, the Company will be required to prepay the Term Loan B with the Company’s Excess Cash Flow (as defined in the Term Loan B Agreement).

The Term Loan B Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including, but not limited to: limitations on liens, indebtedness and dispositions, loans, advances and investments, sale and leaseback transactions, restricted payments;; covenants regarding transactions with affiliates, limitations on dividends and other payment restrictions affecting subsidiaries, limitations on modifications of indebtedness, , violations of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”). The Term Loan B Agreement also contains usual and customary events of default (subject to grace periods), including: non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; acceleration on other material debt; bankruptcy or insolvency; defaults related to ERISA ; material judgments; and change of control. No financial covenant compliance is required under the Term Loan B Agreement.

Item 1.02.     Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02 insofar as it relates to the termination of a material definitive agreement of the Company.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition or the stock prices of the Company. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described herein will not be achieved. These forward-looking statements are necessarily estimates based upon current information and are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company's annual report, quarterly and other reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement. The Company undertakes no duty to update these forward-looking statements, even though its situation may change in the future.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

November 3, 2023	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer